                                                                                                                         Exhibit 20


                                              KEY AUTO FINANCE TRUST 1997-1
                                 MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                              Servicer: Key Bank USA, N.A.
                                        Indenture Trustee: Bankers Trust Company
                                      Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  November 1 to November 30, 1998
Distribution Date:  December 15, 1998


Statement for Class A and Class B Noteholders and Certificateholders                               Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                           Class A/Class B
                                                                                                     Certificate Amount
                                                                                               -----------------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                                          8,932,003.18                  29.7733439
          Class A-2 Note  Amount                                                                  0.00                   0.0000000
          Class A-3 Note  Amount                                                                  0.00                   0.0000000
          Class B  Note  Amount                                                                   0.00                   0.0000000
          Certificates  Amount                                                                    0.00                   0.0000000


(ii)  Interest Distribution
          Class A-1 Note  Amount                                                            121,516.57                   0.4050553
          Class A-2 Note  Amount                                                            332,750.00                   5.0416667
          Class A-3 Note  Amount                                                            236,472.63                   5.1250000
          Class B  Note  Amount                                                             140,304.00                   5.3333333
          Certificates  Amount                                                              112,535.50                   6.4166667


(iii)  Total Pool Balance of Notes and Certificates (end of Collection Period)          171,980,474.04


(iv)    Class A-1 Notes Balance (end of Collection Period)                               15,994,474.04
        Class A-1 Pool Factor (end of Collection Period)                                                                 0.0533149
        Class A-2 Notes Balance (end of Collection Period)                               66,000,000.00
        Class A-2 Pool Factor (end of Collection Period)                                                                 1.0000000
        Class A-3 Notes Balance (end of Collection Period)                               46,141,000.00
        Class A-3 Pool Factor (end of Collection Period)                                                                 1.0000000
        Class B Notes Balance (end of Collection Period)                                 26,307,000.00
        Class B Pool Factor (end of Collection Period)                                                                   1.0000000
        Certificates Balance (end of Collection Period)                                  17,538,000.00
        Certificates Pool Factor (end of Collection Period)                                                              1.0000000


(v)    Basic Servicing Fee                                                                  150,760.40                   0.3306251


(vi)   Aggregate Net Losses                                                                 641,440.49


(vii)   Reserve Account Balance after Giving Effect to Payments                           6,839,790.00
        Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments                 6,839,790.00
        Made on Distribution Date
        Draws on Reserve Account                                                                  0.00
        Deposits to Reserve Account                                                               0.00



                                              KEY AUTO FINANCE TRUST 1997-1
                                 MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                              Servicer: Key Bank USA, N.A.
                                        Indenture Trustee: Bankers Trust Company
                                      Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:  November 1 to November 30, 1998
Distribution Date:  December 15, 1998


Statement for Class A and Class B Noteholders and Certificateholders                                     Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                                 Class A/Class B
                                                                                                           Certificate Amount
                                                                                                     -----------------------------

(viii)   Class A-1 Notes Interest Carryover Shortfall                                             0.00                   0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                             0.00                   0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                             0.00                   0.0000000
         Class B Notes Interest Carryover Shortfall                                               0.00                   0.0000000
         Certificates Interest Carryover Shortfall                                                0.00                   0.0000000
         Class A-1 Notes Principal Carryover Shortfall                                            0.00                   0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                            0.00                   0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                            0.00                   0.0000000
         Class B Notes Principal Carryover Shortfall                                              0.00                   0.0000000
         Certificates Principal Carryover Shortfall                                               0.00                   0.0000000


(ix)   Additional Principal Distributable Amount                                                  0.00


(x)    Aggregate Purchase Amount of Receivables Repurchased by the Seller                         0.00
       or purchased by Servicer


(xi)  Delinquent Contracts
                                                                                            Number                Balance
                                                                                    -----------------------------------------------
           30-59 Days                                                                        614                      5,539,259.50
           60-89 Days                                                                        170                      1,573,113.83
           90 Days or More                                                                   161                      1,275,969.59




ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:

Weighted Average Coupon of Remaining Portfolio (WAC)                                         0.1285971
Weighted Average Remaining Term of Remaining Portfolio                                      37.0060432

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                                0.0018587
     (ii)  Preceding Collection Period                                                       0.0026934
     (iii) Current Collection Period                                                         0.0035456
     (vi)  Three Month Average                                                               0.0026992

Ending Portfolio Balance                                                                171,980,474.04



                                    Page 2